Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233826 on Form S-8 of our report dated March 26, 2020, relating to the financial statements of IGM Biosciences, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

//s// Deloitte & Touche

San Francisco, California

March 26, 2020